UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CRUMBS BAKE SHOP, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CRUMBS BAKE SHOP, INC.

110 West 40th Street, Suite 2100

New York, New York 10018

May 4, 2012

To the Stockholders of Crumbs Bake Shop, Inc.:

You previously received notice of the June 14, 2012 annual meeting of stockholders of Crumbs Bake Shop, Inc. and the related definitive proxy materials. Since that mailing, we discovered that the proxy card enclosed therewith contained a typographical error, in that Proposal 3 asked you to ratify the appointment of our independent registered public accounting firm for fiscal year 2013 rather than for fiscal year 2012.

We have enclosed a new proxy card. Please discard any proxy card that you may have previously received referencing the 2013 fiscal year appointment.

All stockholders of record as of the record date are cordially invited to attend the meeting and vote in person. Those who cannot attend are urged to review the definitive proxy materials and promptly sign, date and mail the enclosed proxy card in the envelope provided for that purpose. If you already executed and returned the proxy card, it is important that you promptly execute, date and return the new proxy card that is enclosed with this letter.

We apologize for any inconvenience and thank you for your attention to this matter.

Very truly yours,

By:	/s/ Ronda S. Kase
Ronda S. Kase, Secretary

Enclosure